Ex. 99.1
XPEL Reports Revenue Growth of 13.7% to $122.3 million, EBITDA Growth of 37.6% to $19.6 million in Fourth Quarter 2025

San Antonio, TX – February 25, 2026 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the fourth quarter and year end 2025.

Fourth Quarter 2025 Overview:

•Revenue increased 13.7% to $122.3 million in the fourth quarter of 2025 compared to $107.5 million in the fourth quarter of 2024.

•Gross margin of 41.9% in the fourth quarter of 2025 compared to 40.6% in the same quarter last year.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 37.6% to $19.6 million, or 16.0% of revenue, compared to $14.3 million, or 13.3% of revenue in the fourth quarter of 2024.

•Net income attributable to stockholders of the company increased 50.7% to $13.4 million, or $0.49 per basic and $0.48 per diluted share, respectively, versus net income attributable to stockholders of the company of $8.9 million, or $0.32 per basic and diluted share in the fourth quarter of 2024.

Year End 2025 Overview:

•Revenue increased 13.3% to $476.2 million compared to $420.4 million in the prior year.

•Gross margin of 42.2% in 2025, consistent with 2024 gross margin.

•Net income attributable to stockholders of the company of $51.2 million, or $1.85 per basic and diluted share, versus net income attributable to stockholders of the company of $45.5 million, or $1.65 per basic and diluted share in 2024.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $77.4 million, or 16.3% of revenue, compared to $69.5 million, or 16.5% of revenue in 2024.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We saw good top and bottom line performance in the fourth quarter. In 2025, we largely completed the development of our international footprint and, going forward, we will focus on driving sales growth and operating leverage in all our regions."

Financial Highlights for the Fourth Quarter 2025:

Summary consolidated financial information for the fourth quarter ended December 31, 2025 and 2024 (unaudited, dollars in thousands):

	Three Months Ended December 31,				% Change
	2025	% of Total Revenue	2024	% of Total Revenue	2025 vs. 2024
Total revenue	$122,267	100.0%	$107,527	100.0%	13.7%
Gross margin	51,183	41.9%	43,703	40.6%	17.1%
Operating Expenses	35,703	29.2%	31,358	29.2%	13.9%
Net income attributable to stockholders of the Company	13,410	11.0%	8,898	8.3%	50.7%
EBITDA[2]	19,610	16.0%	14,250	13.3%	37.6%
Net cash provided by operating activities	$2,667	n/a	$6,327	n/a	(57.8)%

Geographical Revenue Summary

	Three Months Ended December 31,		% Change	% of Total Revenue
	2025	2024	Inc (Dec)	2025	2024
United States	$65,571	$59,054	11.0%	53.6%	54.9%
Canada	12,889	13,370	(3.6)%	10.5%	12.4%
North America	78,460	72,424	8.3%	64.1%	67.3%
China	14,035	9,238	51.9%	11.5%	8.6%
Asia Other	5,372	5,262	2.1%	4.4%	4.9%
Asia Pacific	19,407	14,500	33.8%	15.9%	13.5%
EU, UK, and Africa	15,196	11,981	26.8%	12.4%	11.1%
India and Middle East	6,443	5,875	9.7%	5.3%	5.5%
Latin America	2,761	2,747	0.5%	2.3%	2.6%
Total	$122,267	$107,527	13.7%	100.0%	100.0%

Overall Revenue
•Total revenue grew 13.7% compared to fourth quarter 2024 ("YoY"). Excluding China, total revenue increased 10.1% YoY.
•US revenue increased 11.0%YoY.

Product and Service Revenue
•Total product revenue grew 11.0% YoY.
•Total window film revenue increased 10.0% YoY and represented 16.6% of total revenue.
•Total service revenue increased 22.2% YoY.
•Total installation revenue (labor and product combined) grew 17.2% YoY.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 11.0% YoY.

Other Financial Information
•Gross margin was 41.9% and 40.6% in the fourth quarter of 2025 and 2024, respectively.
•Total operating expenses increased 13.9% YoY.
•Sales and marketing expenses increased 18.2% YoY and represented 11.1% of revenue.
•General and administrative expenses increased 11.3% YoY and represented 18.1% of revenue.
•Net income increased 53.5% YoY.
•EBITDA increased 37.6% YoY2.

Cash Flows from Operations
•Cash flows provided by operations were $2.7 million in the fourth quarter 2025.
•Cash flows provided by operations were $66.9 million in 2025.

Financial Summary 2025:

Summary consolidated financial information for the years ended December 31, 2025 and 2024 (unaudited, dollars in thousands):

	Year Ended December 31,				% Change
	2025	% of Total Revenue	2024	% of Total Revenue	2025 vs. 2024
Total revenue	$476,200	100.0%	$420,400	100.0%	13.3%
Gross margin	201,019	42.2%	177,360	42.2%	13.3%
Operating Expenses	138,370	29.1%	118,213	28.1%	17.1%
Net income attributable to stockholders of the Company	51,226	10.8%	45,489	10.8%	12.6%
EBITDA[2]	77,398	16.3%	69,471	16.5%	11.4%
Net cash provided by operating activities	$66,938	n/a	$47,824	n/a	40.0%

Geographical Revenue Summary

	Year Ended December 31,		% Change	% of Total Revenue
	2025	2024	Inc (Dec)	2025	2024
United States	$265,756	$240,569	10.5%	55.8%	57.2%
Canada	49,545	52,139	(5.0)%	10.4%	12.4%
North America	315,301	292,708	7.7%	66.2%	69.6%
China	39,921	24,148	65.3%	8.4%	5.7%
Asia Other	20,895	16,825	24.2%	4.4%	4.0%
Asia Pacific	60,816	40,973	48.4%	12.8%	9.7%
EU, UK, and Africa	64,095	53,983	18.7%	13.5%	12.9%
India and Middle East	24,984	21,072	18.6%	5.2%	5.0%
Latin America	11,004	11,664	(5.7)%	2.3%	2.8%
Total	$476,200	$420,400	13.3%	100.0%	100.0%

2026 First Quarter Outlook

•The Company expects first quarter 2026 revenue of approximately $112 - $114 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2026 First Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, February 25, 2026 at 11:00 a.m. Eastern Time to discuss the Company’s fourth quarter and annual 2025 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 101941.

A replay of the teleconference will be available until March 27, 2026 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 53542.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2025 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the fourth quarter and year end of 2025, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full year end 2025 financial information will be included in the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission which is anticipated on or prior to March 2, 2026.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2025	2024	2025	2024
Revenue
Product revenue	$90,889	$81,847	$359,855	$318,849
Service revenue	31,378	25,680	116,345	101,551
Total revenue	122,267	107,527	476,200	420,400

Cost of Sales
Cost of product sales	57,499	52,415	223,967	199,791
Cost of service	13,585	11,409	51,214	43,249
Total cost of sales	71,084	63,824	275,181	243,040
Gross Margin	51,183	43,703	201,019	177,360

Operating Expenses
Sales and marketing	13,607	11,509	51,138	42,817
General and administrative	22,096	19,849	87,232	75,396
Total operating expenses	35,703	31,358	138,370	118,213

Operating Income	15,480	12,345	62,649	59,147

Interest expense	—	34	83	996
Foreign currency exchange (gain)/loss	(331)	1,157	(1,495)	1,373

Income before income taxes	15,811	11,154	64,061	56,778
Income tax expense	2,151	2,256	12,472	11,289
Net Income	$13,660	$8,898	$51,589	$45,489
Net income attributed to non-controlling interest	250	—	363	—
Net income attributable to stockholders of the Company	$13,410	$8,898	$51,226	$45,489

Earnings per share attributable to stockholders of the Company
Basic	$0.49	$0.32	$1.85	$1.65
Diluted	$0.48	$0.32	$1.85	$1.65
Weighted Average Number of Common Shares Outstanding
Basic	27,635	27,649	27,657	27,639
Diluted	27,684	27,656	27,683	27,643

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited) December 31, 2025	December 31, 2024
Assets
Current
Cash and cash equivalents	$50,864	$22,087
Accounts receivable, net	49,846	29,146
Inventory, net	122,755	110,904
Prepaid expenses and other current assets	6,651	5,314
Income tax receivable	581	893
Total current assets	230,697	168,344
Property and equipment, net	15,797	17,735
Right-of-use lease assets	21,561	19,490
Intangible assets, net	49,620	34,562
Other non-current assets	5,574	1,350
Goodwill	59,277	44,126
Total assets	$382,526	$285,607
Liabilities
Current
Current portion of notes payable	$59	$63
Current portion of lease liabilities	6,094	4,666
Accounts payable and accrued liabilities	54,289	36,138
Other short-term liabilities	10,558	651
Total current liabilities	71,000	41,518
Deferred tax liability, net	120	469
Other long-term liabilities	9,511	1,810
Non-current portion of lease liabilities	16,710	16,126
Non-current portion of notes payable	—	229
Total liabilities	97,341	60,152
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,682,807 and 27,651,773 issued, respectively	28	28
Additional paid-in-capital	18,049	15,550
Accumulated other comprehensive loss	(135)	(4,236)
Retained earnings	265,339	214,113
Treasury stock, 78,624 shares at cost	(2,999)	—
Stockholders’ equity	280,282	225,455
Non-controlling interest	4,903	—
Total stockholders’ equity	285,185	225,455
Total liabilities and stockholders’ equity	$382,526	$285,607

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$13,660	$8,898	$51,589	$45,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,531	1,512	6,264	5,820
Amortization of intangible assets	2,268	1,550	6,990	5,877
Gain on sale of property and equipment	(2)	(14)	(13)	(49)
Stock compensation	(23)	868	2,753	3,197
Provision for credit losses	63	111	922	390
Deferred income tax	2,428	(1,367)	(299)	(2,745)

Changes in assets and liabilities:
Accounts receivable, net	(13,058)	(129)	(20,444)	(5,604)
Inventory, net	6,281	(9,959)	11,476	(4,785)
Prepaid expenses and other current assets	(3,579)	631	(3,887)	(2,154)
Income taxes receivable and payable	(2,705)	(637)	249	(267)
Accounts payable and accrued liabilities	(4,197)	4,863	11,338	2,655
Net cash provided by operating activities	2,667	6,327	66,938	47,824
Cash flows used in investing activities
Purchases of property, plant and equipment	(1,074)	(1,628)	(4,008)	(6,713)
Proceeds from sale of property and equipment	14	—	48	40
Acquisition of businesses, net of cash acquired	(11,003)	(3,335)	(26,168)	(9,855)
Purchases of long term investments	(415)	—	(2,100)	—
Development of intangible assets	(514)	(455)	(1,550)	(1,876)
Net cash used in investing activities	(12,992)	(5,418)	(33,778)	(18,404)
Cash flows from financing activities
Net payments on revolving line of credit	—	—	—	(19,000)
Restricted stock withholding taxes paid in lieu of issued shares	(93)	(18)	(254)	(193)
Repayments of notes payable	(126)	(16)	(243)	(60)
Payments of deferred acquisition consideration	(14)	—	(161)	—
Purchases of treasury shares	(2,999)	—	(2,999)	—
Net cash used in financing activities	(3,232)	(34)	(3,657)	(19,253)
Net change in cash and cash equivalents	(13,557)	875	29,503	10,167
Foreign exchange impact on cash and cash equivalents	(76)	226	(726)	311
(Decrease) increase in cash and cash equivalents during the period	(13,633)	1,101	28,777	10,478
Cash and cash equivalents at beginning of period	64,497	20,986	22,087	11,609
Cash and cash equivalents at end of period	$50,864	$22,087	$50,864	$22,087

Supplemental schedule of non-cash activities
Non-cash acquisition consideration	$—	$1,600	$24,094	$1,600
Non-cash lease financing	$2,235	$2,491	$6,631	$8,701
Issuance of Common Stock for vested restricted stock units	$323	$210	$1,171	$1,110
Non-cash minority interest contribution	$78	$—	$4,540	$—

Supplemental cash flow information
Cash paid for income taxes	$2,418	$3,361	$12,540	$13,617
Cash paid for interest	$—	$31	$89	$1,026

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2025	2024	2025	2024
Net Income	$13,660	$8,898	$51,589	$45,489
Interest	—	34	83	996
Taxes	2,151	2,256	12,472	11,289
Depreciation	1,531	1,512	6,264	5,820
Amortization	2,268	1,550	6,990	5,877
EBITDA	$19,610	$14,250	$77,398	$69,471